Registration No. 333-

              SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                     CT Communications, Inc.
      (Exact name of registrant as specified in its charter)

       North Carolina                             56-1837282
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

                     68 Cabarrus Avenue, East
                       Post Office Box 227
                     Concord, N.C. 28026-0227
             (Address of Principal Executive Offices)

     CT Communications, Inc. Omnibus Stock Compensation Plan
                     (Full title of the Plan)

                       MICHAEL R. COLTRANE
                        President and CEO
                     CT Communications, Inc,
                     68 Cabarrus Avenue, East
                       Post Office Box 227
                Concord, North Carolina 28026-0227
             (Name and address of agent for service)

                          (704) 722-2400
  (Telephone number, including area code, of agent for service)

                             Copy To:
                        R. DOUGLAS HARMON
               Smith Helms Mulliss & Moore, L.L.P.
                      Post Office Box 31247
                 Charlotte, North Carolina 28231

 Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration
 Statement.

                 CALCULATION OF REGISTRATION FEE

Title of each        Amount to Be    Proposed      Proposed
Class of             Registered      Maximum       Maximum
Securities to                        Offering      Aggregate
be Registered                        Price Per     Offering
                                     Share (1)     Price (1)
Class B Nonvoting      100,000
 Common Stock           Shares       $130.00       $13,000,000



Amount of
Registration Fee

$3,940.00

  (1) Estimated solely for the purpose of calculating the registration fee and computed according to Rule 457(h) under the Securities Act of 1933, as amended, based on the price of the Common Stock of which options granted pursuant to the Plan may be exercised.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting the Prospectus of CT Communications, Inc. (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to participants in the Plan referenced herein, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to the Barry R. Rubens, Senior Vice President, CT Communications, Inc., 68 Cabarrus Avenue, East, Post Office Box 227, Concord, North Carolina 28026-0227. Telephone requests may be directed to (704) 722-2404.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration
Statement:

           (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10-K/A on June 26, 1997;

           (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

           (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended on Form 10-Q/A on October 27, 1997; and

           (d) The description of the Registrant's Class B Nonvoting Common Stock contained in the Registrant's Definitive Proxy Statement filed with the Commission on September 21, 1993 (updating and amending the description contained in previous filings by the Registrant).

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration
Statement and prior to the filing of a post-effective amendment hereto, which either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration
Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Barry R. Rubens, Senior Vice President,
CT Communications, Inc., 68 Cabarrus Avenue, East, Post Office
Box 227, Concord, North Carolina 28026-0227. Telephone requests may be directed to (704) 722-2404.

Item 6.  Indemnification of Directors and Officers.

         There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. The Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation
Act (the "Act"), the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such director or officers have the right to indemnification pursuant to the Bylaws or otherwise.

         In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors, or a committee thereof, special legal counsel or the shareholders as prescribed in Section 55-8-55 of the Act.

         Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section
55-8-56 allows a corporation to indemnify and advance to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by a resolution of the board of directors.

         In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

         The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are set forth in Exhibit 99.2 hereto and incorporated herein by reference.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.


       Exhibit No. Description of Exhibit

          5.1 Opinion of Smith Helms Mulliss & Moore, L.L.P., as to legality of securities to be registered.

         23.1      Consent of Smith Helms Mulliss & Moore, L.L.P.
                   (included in Exhibit 5.1).

         23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         23.3 Consent of Arthur Andersen LLP, independent public accountants.

         24.1      Power of Attorney (included in signature page).

         99.1      CT Communications, Inc. Omnibus Stock Compensation
                   Plan.

         99.2 Provisions of North Carolina law relating to indemnification (incorporated herein by reference to Exhibit 99.2 of the CT Communications, Inc. Registration Statement on Form S-8 (Registration No. 33-59645) filed on May 26, 1995).


Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    To include any prospectus required by
           Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, North Carolina, on October 28, 1997.


                                   CT COMMUNICATIONS, INC.


                                   By: /S/ MICHAEL R. COLTRANE
                                       Michael R. Coltrane
                                       President and Chief Executive Officer

                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael R. Coltrane and Barry R. Rubens, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them acting individually, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                       Date


  /S/ MICHAEL R. COLTRANE  President, Chief Executive     October 28, 1997
      Michael R. Coltrane  Officer and Director
                           (Principal Executive Officer)

 /S/ L.D. COLTRANE III     Chairman of the Board          October 28, 1997
     L.D. Coltrane III     and Director

 /S/ BARRY R. RUBENS       Senior Vice President          October 28, 1997
     Barry R. Rubens       (Principal Financial
                           and Principal Accounting
                           Officer)

/S/ JOHN R. BOGER, JR.     Director                       October 28, 1997
    John R. Boger, Jr.

/S/ O. CHARLIE CHEWNING    Director                       October 28, 1997
    O. Charlie Chewning

/S/ SAMUEL E. LEFTWICH     Director                       October 28, 1997
    Samuel E. Leftwich

/S/ JERRY H. MCCLELLAN     Director                       October 28, 1997
    Jerry H. McClellan

/S/ BEN F. MYNATT          Director                       October 28, 1997
    Ben F. Mynatt

/S/ PHIL W. WIDENHOUSE     Director                       October 28, 1997
    Phil W. Widenhouse


                           EXHIBIT INDEX






                                                         Sequential
Exhibit No.             Description of Exhibit           Page No.


   5.1          Opinion of Smith Helms Mulliss &
                Moore, L.L.P., as to legality of
                securities to be registered.

  23.1          Consent of Smith Helms Mulliss &
                Moore, L.L.P. (included in Exhibit 5.1)

  23.2          Consent of KPMG Peat Marwick LLP,
                independent certified public accountants.

  23.3          Consent of Arthur Andersen LLP,
                independent public accountants.

  24.1 Power of Attorney (included in signature page).

  99.1          CT Communications, Inc. Omnibus
                Stock Compensation Plan.

  99.2          Provisions of North Carolina law
                relating to indemnification (incorporated herein by reference to Exhibit 99.2 of the CT Communications, Inc.
                Registration Statement on Form S-8
                (Registration No. 33-59645) filed on
                May 26, 1995).